THE PUTNAM FUND FOR GROWTH AND INCOME

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          AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

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     This AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
made at Boston, Massachusetts, as of the 3rd day of October, 1996 hereby amends and restates in its entirety the Agreement and Declaration of Trust dated October 1, 1957, as heretofore amended, by the Trustees hereunder and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided and shall be effective as of the date hereof.

     WITNESSETH that

     WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees in accordance with the provisions hereinafter set forth,

     NOW, THEREFORE, the said Trustees hereby declare that they will hold all cash, securities and other property which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of certificates representing shares in this Trust as hereinafter set forth.

                                 Article I
                           Name and Definitions
NAME

     Section 1. This Trust shall be known as "The Putnam Fund for Growth and Income", and the Trustee shall conduct the business of the Trust under such name. Whenever George Putnam, Jr., shall cease for any reason to be a Trustee hereunder, his name shall not thereafter be used as part of the name of the Trust without his written consent or that of his heirs or personal representatives.

DEFINITION OF "BENEFICIARY"

     Section 2. The term "beneficiaries" wherever it appears in this Declaration of Trust shall mean the holders of certificates representing the shares of beneficial interest issued by the Trustees as hereinafter provided. Every such beneficiary by the acceptance of a certificate representing one or more of such shares shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto.

     A beneficiary of record appearing upon the books of the Trustees shall be deemed by the Trustees for all purposes to be the owner of shares standing in his name.

DEFINITION OF "TRUST PROPERTY"

     Section 3. The term "Trust Property" wherever the same appears herein shall mean all of the Trust Property held by the Trustees as trustees hereunder.

MARGINAL NOTES

     Section 4. The Article headings and marginal notes inserted in this Declaration are for convenience of reference and are not to be taken to control or affect the meaning, construction, or effect thereof.

                                Article II
                             Purpose of Trust

PURPOSE OF TRUST

     The purpose of this Trust is to provide individuals, institutions and other investors with a diversified investment emphasizing capital growth and current income under the personal management of the Trustees. It is expected that the Trust Property will be invested largely in selected marketable securities with diversification as to industries as well as to individual companies. Changes in investments will be made from time to time in an endeavor to secure the best utilization of the Trust's resources.

                                Article III
                            Issuance of Shares

PAR VALUE OF SHARES

     Section 1. The beneficial ownership of the Trust Property shall be divided into an unlimited number of transferable shares of $.50 par value each. The Trustees may, without approval of the beneficiaries, divide the shares into two or more classes, shares of each such class having such preferences and special or relative rights and privileges (including conversion rights, if any) as the Trustees may determine and as shall be set forth in the Bylaws. Such shares shall be represented by certificates in such form as the Trustees may from time to time determine, transferable by the holders thereof in person or by attorney upon the books of the Trustees upon surrender of such certificate properly endorsed for transfer. The Trustees may authorize the certificates to bear the facsimile signatures of any one or more of the Trustees provided such certificates are signed by an authorized officer of a duly appointed transfer agent or registrar of the Trust. The Trustees shall have full power and authority as to the issue and transfer of certificates in place of any certificates lost or destroyed. Such shares may be issued in such fractions as the Trustees shall determine from time to time, such fractional shares to have pro rata the same rights and privileges, including voting power, rights to dividends and other pro rata rights as full shares, and wherever the term share or shares is used herein it shall be deemed for all purposes to include such fractional shares to the extent of such fractions as full shares. The Trust at any time at the discretion of the Trustees may purchase, and the record holders shall be obligated to sell, all of such fractional shares at the net asset value thereof in effect at the time of such purchase and the amount of such net asset value shall be distributed to such record holders whereupon all such fractional shares shall become void and such holders of fractional shares shall have no rights in respect thereof. In lieu of issuing certificates for full or fractional shares, the Trustees may either issue receipts therefor in such forms as they may determine or may keep accounts upon their books for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof. The record holders of the full or fractional shares of the Trust shall be entitled to obtain certificates therefor at any time upon request to the Trustees, but the Trust at the discretion of the Trustees may purchase, and such record holders shall be obligated to sell, any fractional shares of such holder at the net asset value thereof in effect at the time of such request.

AMOUNT RECEIVED BY TRUST

     Section 2. The shares of ownership in the Trust Property may be issued by the Trustees at not less than the par value thereof to such person or persons and at such price or prices for cash and/or such other property as they may from time to time determine. Upon the issue of shares in exchange for property whether acquired by merger or otherwise, the value of such property shall be appraised by the Trustees in such manner as shall be deemed by them to reflect its fair value, and the value thereof when so determined in good faith shall be conclusive. In no event shall any issue or sale, subsequent to the issuance and sale of the first 17,900 shares, be at a rate which will yield to the Trust a sum or value less than the fair net asset value per share of the then outstanding shares of the Trust as determined by the Trustees as hereinafter provided. Provided, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of shares of the Trust, that the Trustees may also issue shares pro rata to the beneficiaries at any time as a stock dividend and may issue to the beneficiaries from time to time rights to subscribe pro rata to new shares in the Trust at any price fixed by the Trustees; provided, however, that any such shares or rights to subscribe shares issued to the beneficiaries of a particular class of shares shall be issued to such beneficiaries pro rata in proportion to the number of shares of such class held by each of them.

PAID-IN SURPLUS

     Section 3. Any excess received by the Trustees upon the issue and sale of the shares of the Trust over the par value thereof may be carried upon the books of the Trustees as paid-in surplus. The shares may at any time and from time to time in the discretion of the Trustees be changed to shares either of no par value or of such other par value as the Trustees may determine, and the difference between such other par value, or the difference between the stated value of the shares if they are changed to shares of no par value, and the then book value of the shares, exclusive of earned surplus, may be carried as paid-in or capital surplus.

STATUS OF SHARES

     Section 4. Shares herein shall be deemed to be personal property giving only the rights in this instrument and in the certificates specifically set forth. The death of a beneficiary during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased beneficiary to an accounting or to take any action in court or elsewhere against the Trustees, but only to the rights of said decedent under this Trust upon the surrender of the certificate or certificates for the shares owned by him. Ownership of shares shall not entitle the beneficiary to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of shares constitute the holders thereof partners.

LIMITATION OF PERSONAL LIABILITY

     Section 5. The Trustees shall have no power to bind the beneficiaries personally or to call upon them for the payment of any sum of money or assessment whatsoever other than such as said beneficiaries may at any time personally agree to pay by way of subscription to any shares or otherwise.

                                Article IV
                  Rights and Privileges of Beneficiaries

     Section 1. Subject to the voting powers of one or more classes of shares set forth elsewhere in this Declaration of Trust or in the Bylaws, the beneficiaries shall have the right to vote regarding the following matters:

     (a)  The election of Trustees as provided in Article V,
          Section 1;

     (b)  The removal of Trustees as provided in Article V,
          Section 1;

     (c)  The authorization of any proposed sale of the Trust
          Property as a whole as provided in Article VI, Section
          1; and

     (d) The authorization of any proposed alteration or amendment of this Declaration of Trust as provided in
          Article VI, Section 4.

VOTING POWERS AND MEETINGS

     Meetings of beneficiaries of any or all classes may be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the beneficiaries of such classes as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable.

     Notice of any meeting of the beneficiaries shall be given or caused to be given by the Trustees at least ten (10) days before such meeting by mailing postage prepaid, a written or printed notice thereof stating the time, place and purpose of the meeting to each beneficiary at his address as the same appears upon the books of the Trust.

     Each beneficiary of record shall be entitled at any such meeting to one vote, either in person or by lawful proxy in writing filed with the Trustees, for each share of the Trust standing on its books in his name. On any matter submitted to a vote of beneficiaries, all shares of the Trust then entitled to vote shall, except as otherwise provided in the Bylaws, be voted in the aggregate as a single class without regard to classes of shares, except (1) when required by the Investment Company Act of 1940 or when the Trustees shall have determined that the matter affects one or more classes of shares materially differently, shares shall be voted by individual class; and (2) when the Trustees have determined that the matter affects only the interests of one or more classes, then only beneficiaries of such classes shall be entitled to vote thereon. At any meeting of the beneficiaries, a quorum of the transaction of business shall consist of holders of thirty percent of the shares of the Trust then outstanding present in person or by proxy, except that where this Declaration of Trust requires that holders of any class shall vote as an individual class, then thirty percent of the aggregate number of shares of that class entitled to vote shall be necessary to constitute a quorum for the transaction of business of that class. Any lesser number may make reasonably adjournments of such meeting until a quorum is obtained. If the Trustees shall fail or refuse to call or give notice of any meeting provided for above for a period of thirty (30) days after request in writing made by beneficiaries holding an aggregate of at least ten per cent (10%) of the shares of the Trust of all classes then outstanding, then beneficiaries holding a like percentage of such shares may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees.

     At each meeting of the beneficiaries, the Trustees shall appoint one of their number or one of the beneficiaries to preside thereat. The Trustees shall appoint a Clerk for each such meeting, who shall be duly sworn to the faithful discharge of his duties, to keep the minutes of such meeting, which minutes shall be signed and attested by him and filed with the records of the Trust.

RIGHT TO DIVIDENDS

     Section 2. The beneficiaries shall be entitled to receive pro rata annually or oftener dividends in cash equal approximately to the net income of the Trust except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of shares of the Trust, provided that any distribution to the beneficiaries of a particular class of shares shall be made to such beneficiaries pro rata in proportion to the number of shares of such class held by each of them. Such distributions may be made even though the capital of the Trust may be impaired at the time of distribution.

     In addition the Trustees may make further distributions among the beneficiaries in cash or shares out of any available net assets of the Trust, but if any such distribution is made the source of the distribution together with the basis of calculation, in the case of a distribution out of capital gains, shall be called to the attention of the beneficiaries. In the case of a distribution payable in cash or stock at the election of any of the beneficiaries, the Trustees may prescribe whether a beneficiary failing to express his election before a given time shall be deemed to have elected to take shares rather than cash, or to take cash rather than shares, or to take shares with cash adjustments for fractions.

DEFINITION OF NET INCOME

     Section 3. The term "net income" is hereby defined as the gross earnings of the Trust, excluding gains on sales of securities and stock dividends received, less the expenses of the Trust. The expenses shall include (1) taxes attributable to the income of the Trust exclusive of gains on sales, (2) the compensation of the Trustees, and (3) other charges properly deductible for the maintenance and administration of the Trust; but there shall not be deducted from gross or net income any losses on securities, realized or unrealized. The Trustees shall otherwise have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the beneficiaries.

RIGHT TO SELL SHARES TO TRUST

     Section 4. The Trust shall purchase such shares as are offered by any beneficiary for redemption, upon the presentation of the certificate or certificates therefor, if any, to the Trust or to the Transfer Agent, duly endorsed or accompanied by a proper instrument of transfer, together with a request that the Trust purchase the shares represented thereby; and the Trust will pay therefor in cash the net asset value of the shares so presented determined as of such time as the Trustees may from time to time specify, subject to any applicable rule of the Securities and Exchange Commission adopted under the Investment Company Act of 1940.

     For the protection of the remaining beneficiaries the Trustees reserve the right to demand not more than seven (7) days' written notice of the request to purchase such shares at such net asset value, which period may be extended by the Trustees for such times as the New York Stock Exchange may at any time be closed for business other than customary week-end and holiday closings or open upon a restricted basis, all under such reasonable rules and regulations as may be determined by the Trustees from time to time.

DETERMINATION OF NET ASSET VALUE

     Section 5. For all purposes under this Indenture the net asset value shall be determined by the Trustees or not less than two of any three or more officers of this Trust designated from time to time for this purpose by the Trustees as soon as possible after the close of the New York Stock Exchange on each business day upon which such Exchange is open, such net asset value to remain in effect until the next determination of such net asset value becomes effective; provided, however, that the Trustees or such officers may in their discretion make a more frequent determination of the net asset value by reappraisal or by calculation or estimation which shall become effective one hour after the time as of which such net asset value is determined.

     Such net asset value shall be determined in the following manner:

     (1) Securities for which market quotations are readily available shall be valued at that price which, in the opinion of the Trustees or the officer or officers making the determination, most nearly represents the market value of the particular security, and all other securities and assets shall be valued at their fair value as determined in good faith by the Trustees in accordance with accounting principles generally accepted at the time.

     All other securities and assets of the Trust, including cash, prepaid and accrued items, and dividends receivable, shall be appraised in such manner as shall be deemed by the Trustees to reflect their fair value.

     (2) From the total value of the Trust Property as so determined shall be deducted the liabilities of the Trust, including Managers' fees and Trustees' compensation and such other expenses, liabilities and proper reserves, if any, of the Trust as may be determined by the Trustees to be accruing liabilities. For the purpose of determining such net asset value there may also be deducted a reserve estimated by the Trustees to be reasonable for such taxes and expenses as would be then or thereafter incurred by the Trust if the Trust had sold all of its assets at the net asset value thereof at the time of such determination.

     (3) The resulting amount shall represent the net asset value of the Trust Property. In the event that there shall be more than one class of shares outstanding at the time of any such determination, the net asset value of the Trust Property shall be allocated among such classes in such manner as the Trustees may reasonably determine in order to give effect to the preferences and special or relative rights and privileges of such classes. The net asset value per share shall be determined by dividing the net asset value of the Trust Property by the number of the shares of the Trust then outstanding (exclusive of any shares held in it Treasury) or, if more than one class of shares is outstanding, by dividing the net asset value of the Trust Property allocated to each class by the number of shares of such respective class then outstanding (exclusive of any shares held in Treasury). The net asset value of the Trust Property and shares as so determined shall be final and conclusive.

     During periods when, in the opinion of the Trustees, an emergency exists or violent changes in securities prices are taking place, the Trustees may adopt such other method or methods of appraising the value of the assets of the Trust as they shall reasonably deem in the best interests of all beneficiaries of the Trust.

REPORTS TO BENEFICIARIES

     Section 6. The Trustees shall keep accurate books of accounts and shall make reports to the beneficiaries at least semi-annually, such reports to contain a list of the investments of the Trust and a balance sheet and income statement for the period covered thereby in such detail as the Trustees shall deem proper. In addition, such reports shall contain a statement of all amounts paid to any firm, corporation, bank or trust company having a partner, officer or director who is also a Trustee of the Trust.

                                 Article V

          Election, Term of Office, Powers and Duties of Trustees

ELECTION

     Section 1. A Trustee may be elected either by the Trustees or by the beneficiaries. There shall not be less than three Trustees. The number of Trustees shall be fixed by the Trustees. Each Trustee elected by the Trustees or the beneficiaries shall serve until he or she retires, resigns, is removed or dies or until the next meeting of beneficiaries called for the purpose of electing Trustees and until the election and qualification of his or her successor. At any meeting called for this purpose, a Trustee may be removed by vote of two-thirds of the outstanding shares. The vote of beneficiaries holding a plurality of the shares of the Trust represented at such a meeting at which a quorum is present shall be necessary for the election of Trustees.

TITLE OF SUCCESSORS

     The title to the Trust Property shall vest in any Trustee or Trustees elected or appointed as above provided, after written acceptance of such election or appointment by him or them, without any further act, and he or they shall thereupon have the same powers, duties and exemptions as though originally named as Trustee herein. Such written acceptances shall be filed with the records of the Trust and any certificate signed by a majority of the Trustees as to who are or were Trustees at any time shall be conclusive and binding for all purposes.

VACANCIES

     During any vacancy the remaining Trustee or a majority of the remaining Trustees may exercise any and all of the powers of the Trustees hereunder. The determination of a vacancy or vacancies in the number of Trustees by reason of death, resignation or disability when made by the remaining Trustee or Trustees and set forth in any instrument filling such vacancy or vacancies shall be final and conclusive for all purposes.

DELEGATION OF AUTHORITY

Any Trustee may by power of attorney delegate his powers for a period not exceeding six (6) months at any one time to any other Trustee or Trustees hereunder, provided that in no case shall less than a majority of the Trustees personally exercise their powers hereunder except as herein otherwise expressly provided. Any instrument executed under the provisions of this section may be deposited with a custodian duly appointed for the Trust Property and the depositing in such manner shall have the same force and effect as the deposit with the Trustee or Trustees hereinbefore provided.

     Notwithstanding any other provisions of this Declaration of Trust, the Trustees may, consistent with their responsibility for the general policies of the Trust and the general supervision of the business of the Trust and consistent with any applicable provisions of the Investment Company Act of 1940, delegate from time to time to such one or more of their number or to their officers, employees and agents or to any corporation, trust, association or other organization engaged as investment advisor or manager as hereinafter provided, the doing of such things, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the Trust assets shall be held uninvested and to make changes in the investments of the Trust, and the execution of such deeds or other instruments either in the name of the Trust or the names of the Trustees or as their attorney or attorneys or otherwise as the Trustees may from time to time deem expedient.

     The Trustees may appoint from their number an executive committee of not less than three to serve during their pleasure. The executive committee may, when the Trustees are not in session at a meeting, exercise such of the powers and authority of the Trustees as may be conferred from time to time by the Trustees. Rules governing the actions of the executive committee may be adopted by the Trustees from time to time as they deem appropriate.

     The Trustees may appoint from their number such other committees from time to time as they deem appropriate. The number composing such committees, the powers and authority conferred upon such committees and the rules governing the actions of such committees shall be determined by the Trustees at their discretion.

     Any agreement, deed, mortgage, lease or other instrument or writing executed by one or more of the Trustees or by any officer, employee, or agent pursuant to general or specific authorization (or upon ratification thereof) by action of the Trustees as provided in this Declaration of Trust, shall be valid and binding upon the Trustees and upon the Trust.

     The Trustees may elect or appoint a Chairman (who shall be a Trustee) and a President (who shall be a Trustee) and may elect or appoint, from among their number or otherwise, one or more Vice-Presidents, a Treasurer, a Clerk, a Comptroller, one or more Assistant Clerks and Assistant Treasurers and such other officers or agents, who shall have such powers, duties and responsibilities as the Trustees may deem to be advisable. Two or more offices may be held by the same person.

     The Trustees may adopt and from time to time amend or repeal Bylaws for the conduct of the business of the Trust, and in such Bylaws may define the duties of the officers, agents, employees and representatives of the Trust. The Bylaws shall at all times be consistent with the provisions of this Declaration of Trust.

                 NO DIRECT SALES OR PURCHASE OF SECURITIES
                        BETWEEN TRUST AND TRUSTEES

     Section 2. No Trustee shall directly or indirectly purchase or sell any securities or other property from or to the Trust other than shares of the Trust, except purchases and sales of securities or other property if such transaction is permitted by, or is exempt or exempted from, the provisions of the Investment Company Act of 1940, as amended. Anything herein to the contrary notwithstanding, any Trustee or any organization with which any Trustee may be associated may also act as broker for the Trust in making purchases and sales of securities for or to the Trust for its investment portfolio, and may charge and receive from the Trust the usual and customary commission for such service. Any organization with which a Trustee may be associated in acting as broker for the Trust shall be responsible only for the proper execution of transactions in accordance with the instructions of the Trust and shall be subject to no further liability of any sort whatever.

NO LOANS TO TRUSTEES OR DISTRIBUTOR

     Section 3. No Trustee or Managers or general distributor of the shares of the Trust or any partner, officer, director or trustee of such Managers or distributor shall directly or indirectly borrow any money or other property from the Trust.

INVESTMENT POWERS AND RESTRICTIONS

     Section 4. The Trustees shall have full power and authority to invest in, purchase, sell, and otherwise engage in transactions with respect to, securities, debt instruments and other property, instruments and rights of a financial character, and to engage in borrowings and to pledge or otherwise encumber the assets of the Trust. The Trustees also shall have full power and authority to exercise any rights of ownership with respect to any of the foregoing. The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to trust investments but shall have full authority and power to make any and all investments which they in their uncontrolled discretion may deem proper to accomplish the purposes of the Trust.


     The Trustees may enter into a written contract with any person, including any firm, corporation, trust or association in which any Trustee or beneficiary may be interested, hereinafter called the "Managers," to act as investment advisors and managers of the Trust and to provide such investment and management services and facilities as the Trustees may from time to time consider necessary for the proper management of the Trust Property.

     Any such contract shall be consistent with and subject to the requirements of the Investment Company Act of 1940 with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal thereof, and such management contract shall not be amended, transferred, assigned, sold, hypothecated or pledged without the affirmative vote of the holders of a majority of the outstanding voting securities of the Trust. Any such contract shall also provide that neither the Managers nor any of its partners, officers, directors or trustees shall take "long" or "short" positions in purchasing or selling shares of the Trust. In the event of the cancellation or expiration by its own terms of any such management contract, no new management contract shall become effective without the affirmative vote of the holders of a majority of the outstanding voting securities of the Trust. For the purposes of this paragraph, the term "majority of the outstanding voting securities" shall have the meaning defined in the Investment Company Act of 1940.

     The Managers may also be a distributor for the sale of the shares of the Trust by separate contract or may be a person controlled by or affiliated with any Trustee or any distributor or a person in which any Trustee or any distributor is financially interested subject only to applicable provisions of law. Nothing herein contained shall operate to prevent any Managers who also act as such a distributor, from also receiving for services rendered as such distributor, such compensation as may be provided by written contract pursuant to Article V,
Section 6 hereof, such compensation to be paid by the person purchasing the shares of the Trust, and not to be charged to the Trust.

ALL PROPERTY HELD BY CUSTODIAN

     Section 5. All securities, cash and other property owned by the Trust shall be held by one or more custodians who may be authorized to employ sub-custodians and to deposit all or any part of the securities, cash and other property in a system or systems for the central handling of securities. The custodian shall be employed under a written contract. Said contract and all amendments thereto shall be approved by the Trustees. The Trustees shall upon the resignation or inability to serve of its custodian or upon change of custodian: (i) in case of such resignation or inability to serve, use their best efforts to obtain a successor custodian, (ii) require that the cash and securities owned by the Trust be delivered directly to the successor custodian and (iii) in the event no successor custodian can be found, submit to the shareholders, before permitting delivery of the cash and securities owned by the Trust otherwise than to a successor custodian, the question whether this Trust shall be terminated or shall function without a custodian.

SPECIFIC POWERS OF TRUSTEES

     Section 6. Without limiting the generality of any other power or authority herein granted to the Trustees, they shall have full power and authority to do any of the following acts:

TO PAY TAXES

     (a) To pay any and all taxes or liens of whatever nature or kind imposed upon or against the Trust Property or any part thereof, or imposed individually or jointly upon any of the Trustees hereunder by reason of the Trust Property or the income or profits thereof, such payment to be out of the Trust Property available for that purpose.

TO MAKE DISTRIBUTIONS

     (b) To make distribution of income and of available net assets to the beneficiaries in the manner designated in Article
IV, Section 2, hereof.

TO DEAL WITH TRUST PROPERTY

     (c) In all matters and respects to sell, convey and generally to deal with the Trust Property and to manage and conduct the Trust hereby created (including the giving or furnishing of proxies for voting at meetings in respect of any shares of stock, bonds or other securities at any time included in the Trust Property) as fully as if the Trustees were the absolute owners thereof, and to execute any and all instruments and to do any and all things incidental to this Trust not inconsistent with the provisions hereof, the execution or performance of which the Trustees may deem expedient.

TO EMPLOY CUSTODIAN AND AGENTS

     (d) To employ such custodian or custodians for the safekeeping and determination of the net asset value of the Trust Property and of the shares, such dividend disbursing agent or agents, and such transfer agent or transfer agents and registrar or registrars for the shares of the Trust, and to make and perform such contracts for the aforesaid purposes as in their opinion may be reasonable, necessary, or proper for the conduct of the affairs of the Trust, and to pay the fees and disbursements of such custodians, dividend disbursing agents, transfer agents and registrars out of the Trust Property. The Trustees may, notwithstanding any other provisions herein, cause any or all of the Trust Property to be transferred or to be acquired or held in the name of the custodians or sub-custodians or in the name of any nominee or nominees or otherwise.

TO APPOINT DISTRIBUTOR

     (e) To appoint a distributor or distributors and an agent or agents or any of them for the sale of the shares of the Trust and to allow such distributor or distributors and agent or agents a commission or discount upon the sale of such shares not to exceed nine percent (9%) of the selling price thereof, and to enter into such contract or contracts with such distributor or distributors and agent or agents as the Trustees may in their discretion deem reasonable and proper. Any such contract for the sale or distribution of the shares of this Trust may be made with any Trustee or any beneficiary or any firm or corporation in which any Trustee or beneficiary is interested, and in the absence of any such contract the commission hereinabove provided may be paid to any Trustee or beneficiary or any firm or corporation in which any Trustee or beneficiary is interested effecting any such sale. Such distributor shall sell shares for the Trust either as principal or as agent only against orders therefor and purchase shares from anyone else only as agent of the Trust and neither the Trustees nor the distributor nor any of the officers or directors of the distributor shall take "long" or "short" positions in selling or purchasing such shares.

TO EMPLOY ACCOUNTANTS, ENGINEERS AND LEGAL COUNSEL

     (f) To employ accountants, auditors, engineers and legal counsel when deemed necessary or proper for the purposes of the Trust and to pay their compensation and expenses out of the Trust
Property.

TO INCUR OTHER EXPENSES

     (g) To incur and pay out of the Trust Property such expenses and liabilities, not herein otherwise expressly provided, as may be deemed by the Trustees to be necessary or proper for the purposes of the Trust.

TO ESTABLISH FISCAL YEAR

     (h) To establish a fiscal year and from time to time change and alter the same.

TO ALLOCATE ASSETS, LIABILITIES, INCOME AND EXPENSES

     (i) To the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges of any classes of shares, to allocate assets, liabilities, income and expenses of the Trust to a particular class of shares or to apportion the same among two or more classes of shares.

TRUSTEES TO HOLD LEGAL TITLE

     Section 7. The Trustees shall hold legal title to and have absolute and exclusive control and management of all property at any time belonging to the Trust subject only to the specific limitations herein contained. The naming of any specific duties and powers herein shall not be construed as limiting the general powers conferred upon the Trustees and each of the powers herein named shall be deemed separate and distinct powers.

SIGNATURES AND ACTION BY TRUSTEES

     Section 8. The Trustees may act with or without a meeting and the action of a majority of the Trustees for the time being either at a meeting or evidenced by a writing signed by such majority shall be valid and binding as the action of the Trustees.

TRUSTEES' COMPENSATION

     Section 9. The Trustees as such shall be entitled to reasonable compensation from the Trust for their services as Trustees. If there is no management contract in effect, the Trustees shall be entitled to receive the same compensation otherwise payable to Managers under the most recent contract entered into by the Trustees pursuant to Section 4 of this Article and for such compensation shall provide and pay for such services as the Trust may require. The Trustees, however, shall not be obligated to pay for any charges or liabilities herein authorized to be charged directly against the Trust Property. Nothing herein contained shall in any way prevent the employment of any Trustee for legal, accounting, engineering or other special services and payment for such services out of the Trust Property.

LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES

     Section 10. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees pursuant hereto or be made liable for the application of money or property paid, loaned or delivered. Every note, bond, contract, instrument, certificate, share, or undertaking and every other act or thing whatsoever executed or done by the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon. Every note, bond, contract, instrument, certificate, share or undertaking made or issued by the Trustees shall recite that the same was executed or made by them as Trustee or Trustees and not individually and that the obligations of such instrument are not binding upon any of the Trustees or beneficiaries individually but binding only upon the Trust Property, and may contain such further recital as he or they may deem appropriate, but the omission thereof shall not operate to bind any Trustee or Trustees individually.

LIABILITY OF TRUSTEES

     Section 11. A Trustee shall be liable for his or her own wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else.

                                Article VI

POWER TO SELL TRUST

     Section 1. Without limiting any of the powers or authorities hereinbefore set forth, the Trustees shall have the power and authority when authorized by the affirmative vote of the holders of a majority of the shares of the Trust then outstanding to sell all of the Trust Property as a whole to any person, firm, association, trust, or corporation for such price in cash and securities, or both, of any such persons, firm, association, trust or corporation, and upon such terms and conditions as the Trustees may deem proper; and thereupon this Trust shall terminate.

INDEMNITY

     Section 2. The Trust shall indemnify each of its Trustees, beneficiaries and officers (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while in office or thereafter, by reason of his being or having been such a Trustee, beneficiary or officer, except with respect to any matter as to which he shall have been finally adjudicated in any such action, suit or other proceeding (a) not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust or (b) to be liable to the Trust or its beneficiaries by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Expenses, including counsel fees so incurred by any such Trustee, beneficiary or officer (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Trustee, beneficiary or officer to repay the amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Section 2, provided, however, that either (a) such Trustee, beneficiary or officer shall have provided appropriate security for such undertaking,
(b) the Trust shall be insured against losses arising out of any such advance payments or (c) either a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter), or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial type inquiry), that there is reason to believe that such Trustee, beneficiary or officer will be found entitled to indemnification under this Article.

     As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication by a court, or by any other body before which the proceeding was brought, that such Trustee, beneficiary or officer either (a) did not act in good faith in the reasonable belief that his action was in the best interests of the Trust or (b) is liable to the Trust or its beneficiaries by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, indemnification shall be provided if (a) approved as in the best interests of the Trust, after notice that it involves such indemnifications by at least a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter) upon a determination, based upon a review of readily available facts (as opposed to a full trial type inquiry), that such Trustee, beneficiary or officer acted in good faith in the reasonable belief that his action was in the best interests of the Trust and is not liable to the Trust or its beneficiaries by reasons of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or (b) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial type inquiry), to the effect that such Trustee, beneficiary or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust and that such indemnification would not protect such Trustee, beneficiary or officer against any liability to the Trust or its beneficiaries to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Any approval pursuant to this paragraph shall not prevent the recovery from any Trustee, beneficiary or officer of any amount paid to him in accordance with this paragraph as indemnification if such Trustee, beneficiary or officer is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust or to have been liable to the Trust or its beneficiaries by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any Trustee, beneficiary or officer may be entitled. As used in this Section, the terms "Trustee", "beneficiary" and "officer" include their respective heirs, executors and administrators and a "disinterested Trustee" is a Trustee who is not an "interested person" of the Trust as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (or who has been exempted from being an "interested person" by any rule, regulation or order of the Securities and Exchange Commission) and against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this section shall affect any rights to indemnification to which personnel of the Trust other than Trustees, beneficiaries and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

TERMINATION OF TRUST

     Section 3. This Trust shall terminate in any event upon the expiration of twenty-one (21) years after the death of the last survivor of the six original Trustees named hereunder and of their children living as of October 1, 1957, provided, however, that the Trustees shall have the power and authority to terminate this Trust at an earlier date by an instrument in writing setting forth such termination and by written notice thereof mailed, postage prepaid, to the beneficiaries at their addresses as the same appear upon the records of the Trustees.

     Upon the termination of this Trust either by expiration or otherwise the Trustees shall make provision for the payment of the expenses and liabilities of the Trust and of the Trustees and upon the surrender of the certificates representing the shares of this Trust then outstanding distribute the remaining assets, or sell and dispose of all or any part thereof and distribute the net proceeds thereof in cash and securities, or both, among the holders of such shares in proportion to their holdings, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of shares of the Trust, provided that any distribution to the beneficiaries of a particular class of shares shall be made to such beneficiaries pro rata in proportion to the number of shares of such class held by each of them. Thereupon the Trustees shall be discharged from all further obligation hereunder. The distributive share of any beneficiary not so surrendering his certificate or certificates may be deposited by the Trustees with any bank or trust company having an office in Boston, Massachusetts, with authority to such depositary to make delivery thereof to such beneficiary upon surrender to the depositary for the account of the Trustees of such certificate or certificates as above provided, and such deposit shall be deemed to be full payment of such distributive share.

AMENDMENT OF TRUST

     Section 4. This Declaration of Trust may be altered or amended at any time by an instrument in writing signed by all of the then Trustees when authorized so to do by vote of the holders of a majority of the shares then outstanding, except that an alteration or amendment which in the determination of the Trustees shall affect the holders of one or more classes of shares but not the holders of all outstanding classes shall be authorized by vote of the beneficiaries holding a majority of the shares entitled to vote of each class affected and no vote of beneficiaries of a class not affected shall be required. Said instrument in writing to certify that such authority or assent has been obtained and to state when such alteration or amendment shall become effective.

     In the event that it becomes necessary under the provisions of Article I, Section 1, to change the name of the Trust, the Trustees, until action to that end is taken by the beneficiaries, may without any further authorization from the beneficiaries amend this Declaration of Trust by instrument in writing changing the name of this Trust to such other name as they may determine. Notice of such change of name shall be mailed forthwith to the beneficiaries at their addresses as the same appear upon the records of the Trustees.

     A copy of any alteration or amendment of this Declaration of Trust shall be filed with the Commissioner of Corporations and Taxation of The Commonwealth of Massachusetts within thirty (30) days after its execution or effective date.

INITIAL TRUSTEES

     Section 5.  The initial Trustees of the Fund were Charles M.
Werly, George Putnam, Jr., Vannevar Bush, Horace S. Ford, Louis
J. Hunter and Stanley F. Teele. Said Trustees and their successors are referred to herein as the "Trustees".

     This instrument shall be effective only upon filing with the Secretary of State of The Commonwealth of Massachusetts and may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have hereunto set their hands and seals in the City of Boston, Massachusetts for themselves and their assigns, as of the day and year first above written and do hereby certify that this Amended and Restated Agreement and Declaration of Trust has been authorized by the holders of at least a majority of the outstanding shares of the Trust.

/s/ George Putnam             /s/ Robert E. Patterson
------------------------      ---------------------------
George Putnam                 Robert E. Patterson


/s/ Jameson A. Baxter         /s/ Donald S. Perkins
------------------------      ---------------------------
Jameson A. Baxter             Donald S. Perkins


                              /s/ William F. Pounds
------------------------      ---------------------------
Hans H. Estin                 William F. Pounds


/s/ John A. Hill              /s/ George Putnam, III
------------------------      ---------------------------
John A. Hill                  George Putnam, III


/s/ Ronald J. Jackson         /s/ Eli Shapiro
------------------------      ---------------------------
Ronald J. Jackson             Eli Shapiro


/s/ Elizabeth T. Kennan       /s/ A.J.C. Smith
------------------------      ---------------------------
Elizabeth T. Kennan           A.J.C. Smith


/s/ Lawrence J. Lasser        /s/ W. Nicholas Thorndike
------------------------      ---------------------------
Lawrence J. Lasser            W. Nicholas Thorndike

                                    THE COMMONWEALTH OF
MASSACHUSETTS

Suffolk, ss.                  Boston, October 3, 1996

     Then personally appeared each of the above-named Trustees of The Putnam Fund for Growth and Income, being all of the Trustees of said Fund, and acknowledged the foregoing instrument to be their free act and deed, before me,

                              /s/ Anne B. McCarthy
                              -----------------------------
                              Anne B. McCarthy
                              Notary Public
                              My commission expires: 10/25/96

The address of the Trust is One Post Office Square, Boston,
Massachusetts 02109.